AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                               ON JUNE 10, 1997
                         REGISTRATION NO. 33-________
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ------------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                               ------------------

                              1ST BERGEN BANCORP
            (Exact name of registrant as specified in its charter)

                                  NEW JERSEY
        (State or other jurisdiction of incorporation or organization)

                                  22-3409845
                     (I.R.S. Employer Identification No.)

250 VALLEY BOULEVARD, WOOD-RIDGE, NEW JERSEY                        07075
(Address of principal executive offices)                          (Zip code)

            1996 AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN
            1996 AMENDED AND RESTATED STOCK OPTION PLAN FOR OUTSIDE
                                  DIRECTORS
         1996 AMENDED AND RESTATED RECOGNITION AND RETENTION PLAN FOR
                       EXECUTIVE OFFICERS AND EMPLOYEES
         1996 AMENDED AND RESTATED RECOGNITION AND RETENTION PLAN FOR
                              OUTSIDE DIRECTORS
                           (Full title of the plan)

                              WILLIAM M. BRICKMAN
                                   PRESIDENT
                              1ST BERGEN BANCORP
                             250 VALLEY BOULEVARD
                         WOOD-RIDGE, NEW JERSEY 07075
                    (Name and address of agent for service)

                                 201-939-3400
         (Telephone number, including area code, of agent for service)

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                        CALCULATION OF REGISTRATION FEE

================================================================================
Title of           Amount to       Proposed       Proposed          Amount of
Securities to      be              Maximum        Maximum           Registration
be Registered      Registered      Offering       Aggregate         Fee
                   (1)             Price Per      Offering Price
                                   Share(2)
--------------------------------------------------------------------------------
Common Stock,
no par value
per share           444,360         $13.625         $6,054,405         $1,835
================================================================================

      (1) Maximum number of shares authorized for issuance pursuant to the grant of plan share awards or the grant and exercise of stock options as follows: (i) options to purchase up to 222,180 shares of common stock under the Registrant's 1996 Amended and Restated Incentive Stock Option Plan; (ii) options to purchase up to 95,220 shares of common stock under the Registrant's 1996 Amended and Restated Stock Option Plan for Outside Directors; (iii) plan share awards for up to 88,872 shares of common stock under the Registrant's 1996 Amended and Restated Recognition and Retention Plan for Executive Officers and Employees; and (iv) plan share awards for up to 38,088 shares of common stock under the Registrant's 1996 Amended and Restated Recognition and Retention Plan for Outside Directors. This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in such Plans.

      (2) Based upon one average of the high and low for the Common Stock as reported on the NASDAQ National Market on June 6, 1997.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the SEC are hereby incorporated by reference into this Registration Statement:

      (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996;

      (b) the Registrant's Transitional Report on Form 10-Q for the quarter ended December 31, 1996;

      (c) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

      (d) the Registrant's Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 12, 1997, April 30, 1997 and May 5, 1997; and

      (e) the description of the Registrant's Common Stock, no par value per share, contained in the Registrant's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on February 2, 1996, to register the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 12, 13(a), 13(c), 14 and 15(d) of the Exchange Act after the effective date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The objective of the following indemnification provision is to assure that indemnification can be invoked by the Registrant for its directors, officers, employees and agents and former officers, directors, employees and agents who incur expenses in proving their honesty and integrity, provided they meet minimum qualifications touching upon the concept of wrongdoing.

      In accordance with the New Jersey Business Corporation Act (being Title 14A of the New Jersey Statutes), Article XI of the Registrant's Certificate of Incorporation provides as follows:

                                   ARTICLE XI
                                 INDEMNIFICATION

      The Corporation shall indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this article.

      The Corporation shall, from time to time, reimburse or advance to any person referred to in this article the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in this article, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that the director's or officer's acts or omissions (i) constitute a breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (ii) were not in good faith, (iii) involved a knowing violation of law, (iv) resulted in the director or officer receiving an improper personal benefit, or (v) were otherwise of such a character that New Jersey law would require that such amount(s) be repaid.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.     EXHIBITS.

Exhibit Number          Description of Exhibit
--------------          ----------------------
      4(a)              1996 Amended and Restated Incentive Stock Option Plan

      4(b)              1996 Amended and Restated Stock Option Plan for Outside
                        Directors

      4(c) 1996 Amended and Restated Recognition and Retention Plan for Executive Officers and Employees

      4(d) 1996 Amended and Restated Recognition and Retention Plan for Outside Directors

      5(a)              Opinion of McCarter & English

      23(a)             Consent of KPMG Peat Marwick LLP

      23(b) Consent of McCarter & English (included in the opinion filed as Exhibit 5(a) hereto)


ITEM 9.     UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wood-Ridge, State of New Jersey on June 9, 1997.

                               1ST BERGEN BANCORP

                                       By: /s/ WILLIAM M. BRICKMAN
                                           -----------------------------
                                           William M. Brickman,
                                           President and Chief Executive
                                           Officer

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to its Registration Statement to be signed by the following persons in the capacities and on the dates indicated.

===============================================================================
          Name                            Title                     Date

-------------------------------------------------------------------------------

/s/ WILLIAM M. BRICKMAN
-----------------------------      President and Chief          June 9, 1997
William M. Brickman                Executive Officer



/s/ ALBERT E. GOSSWEILER
-----------------------------       Executive Vice              June 9, 1997
Albert E. Gossweiler                President and Chief
                                    Financial Officer



/s/ JAMES W. MASON
-----------------------------       Chairman and                June 9, 1997
James W. Mason                      Director



/s/ BERNARD LEUNG, M.D.
-----------------------------       Director                    June 9, 1997
Bernard Leung, M.D.



/s/ ROBERT C. MILLER
-----------------------------       Director                    June 9, 1997
Robert C. Miller



/s/ KATHLEEN FISHER
-----------------------------       Director                    June 9, 1997
Kathleen Fisher



/s/ ROBERT O'NEILL
-----------------------------       Director                    June 9, 1997
Robert O'Neill



/s/ RICHARD MASCH
-----------------------------       Director                    June 9, 1997
Richard Masch


===============================================================================

              EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-8

                                      OF

                              1ST BERGEN BANCORP

Exhibit No.                   Name of Document                             Page
-----------                   ----------------                             ----

      4(a)              1996 Amended and Restated Incentive Stock
                        Option Plan

      4(b) 1996 Amended and Restated Stock Option Plan for Outside Directors

      4(c)              1996 Amended and Restated Recognition and
                        Retention Plan for Executive Officers and
                        Employees

      4(d)              1996 Amended and Restated Recognition and
                        Retention Plan for Outside Directors

      5(a)              Opinion of McCarter & English

      23(a)             Consent of KPMG Peat Marwick LLP

      23(b) Consent of McCarter & English (included in the opinion filed as Exhibit 5(a) hereto)